Exhibit 17
List of Subsidiary Issuers of Guaranteed Securities
Each of the following subsidiaries of BP p.l.c. (the “Guarantor”) is issuer of the following outstanding securities, which are fully and unconditionally guaranteed by the Guarantor:
BP Capital Markets America Inc
3.796% Guaranteed Notes due 2025
3.119% Guaranteed Notes due 2026
3.410% Guaranteed Notes due 2026
3.017% Guaranteed Notes due 2027
3.543% Guaranteed Notes due 2027
3.588% Guaranteed Notes due 2027
3.937% Guaranteed Notes due 2028
4.234% Guaranteed Notes due 2028
4.699% Guaranteed Notes due 2029
1.749% Guaranteed Notes due 2030
3.633% Guaranteed Notes due 2030
2.721% Guaranteed Notes due 2032
4.812% Guaranteed Notes due 2033
4.893% Guaranteed Notes due 2033
4.989% Guaranteed Notes due 2034
3.060% Guaranteed Notes due 2041
2.772% Guaranteed Notes due 2050
3.000% Guaranteed Notes due 2050
3.067% Guaranteed Notes due 2050
2.939% Guaranteed Notes due 2051
3.001% Guaranteed Notes due 2052
3.379% Guaranteed Notes due 2061
BP Capital Markets p.l.c.
3.279% Guaranteed Notes due 2027
3.588% Guaranteed Notes due 2027
3.723% Guaranteed Notes due 2028
4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes
4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes
6.450% Perpetual Subordinated Fixed Rate Reset Notes